Exhibit 23 (a)



                          CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of West Pharmaceutical Services, Inc. of our report dated February 26, 1999 relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of West Pharmaceutical Services, Inc.which is incorporated in West Pharmaceutical Services, Inc. Annual Report on Form 10K for the year ended December 31, 1998.




             /s/  PricewaterhouseCoopers LLP

             Philadelphia, PA
             May 19, 1999